Exhibit 16

                  [Pohl, McNabola, berg & Co., LLP LETTERHEAD]

                                January 30, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

      We have read the statements made by Bionovo, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of January 2007. We agree with such statements made insofar as they relate to our Firm.


                                         Very truly yours,

                                         /s/ Pohl, McNabola, berg & Co., LLP
                                         ---------------------------------------
                                         Pohl, McNabola, berg & Co., LLP